Exhibit 99.1

PROTECTION ONE AND IASG TO MERGE

•                  Creates leading security monitoring services company with a diversified portfolio of security assets

•                  Highly complementary business combination with a number of opportunities to improve operating performance and efficiency

•                  Synergies and combination of best practices are expected to increase operating margins and EBITDA

LAWRENCE, Kan. and ALBANY, N.Y. — Dec. 20, 2006 — Protection One, Inc. (OTC Bulletin Board: PONN) and Integrated Alarm Services Group, Inc. (NASDAQ: IASG) today announced they have executed a definitive merger agreement.  The combined company will be named Protection One, Inc., and Richard Ginsburg will continue to lead the organization as its President and CEO.  On a combined basis, Protection One and IASG had revenues and adjusted EBITDA of $363.8 million and $104.4 million, respectively, for the 12-month period ended September 30, 2006 (with adjusted EBITDA being measured prior to the realization of any operating synergies).  As of September 30, 2006, Protection One and IASG on a combined basis had recurring monthly revenue (“RMR”), a well known valuation metric used for monitoring services companies, of $26.8 million.  The merged company will be a market leader in each of the businesses in which it operates: retail (residential and commercial), wholesale and multifamily.

Under the terms of the merger agreement, which has been approved unanimously by the Boards of both companies, each share of IASG will be exchanged for 0.29 shares of Protection One common stock. Subsequent to the transaction, there will be approximately 25.3 million shares of Protection One common stock outstanding, of which IASG and Protection One shareholders will own approximately 28% and 72%, respectively.  It is expected the merged company will be traded on the NASDAQ Stock Market.  Contrarian Capital Management, LLC, which is currently IASG’s largest beneficial shareholder and whose representative holds a seat on IASG’s Board, has expressed support for the transaction. In addition, holders of approximately 85% of IASG’s senior secured notes have agreed to support the merger transaction as proposed and to tender their notes in an exchange offer for new bonds to be issued by a Protection One subsidiary.  After the transaction is consummated, Protection One’s expanded nine member board of directors will include four independent directors, two of which will be IASG designees.

The Protection One created by the merger will be one of the nation’s largest providers of security alarm monitoring services to residential, commercial and national account customers operating under one of America’s most recognized alarm brand names, Protection One®; the nation’s No. 1 provider of wholesale alarm dealer services operating under the names of Criticom International® and CMS; and the nation’s No. 1 provider of services to the multifamily market operating under the name of Network Multifamily®. The merged company will have 73 branches across the country, six state-of-the-art monitoring response centers, and a dedicated disaster recovery center.

The management teams of both companies believe the combination will result in cost savings based upon scale efficiencies, the elimination of redundancies and greater purchasing power.  Management believes that the combination will generate net savings of $11 million to $13 million annualized within 12 months of the closing of the transaction.

Richard Ginsburg, President and CEO of Protection One, commented, “This transaction is a transforming event for Protection One.  Building on our previous successes, we believe combining with IASG positions the new company for improved operating margins and accelerated cash flow growth.  We are pleased to expand our shareholder base and believe that this merger will create value for both IASG and Protection One shareholders.  We will continue to have strong product and service offerings for the residential, commercial, national account and multifamily markets and an unmatched network of central stations to serve the monitoring needs of customers and independent alarm companies.”

Ginsburg continued, “Wholesale operations will continue to operate separately from the other divisions of the company.  We believe merging our wholesale entities will allow independent alarm companies to benefit from the scale of that combined business as well as other benefits we intend to offer through our buying power and increased size.  Our ultimate goal is to provide our independent alarm company clients with truly new concepts in the areas of lead generation, equipment purchasing, and financing.”

Charles May, President and CEO of IASG, said, “This proposed transaction satisfies virtually all of the objectives identified as part of IASG’s evaluation of strategic options.  We are creating a market leader with the size and national footprint necessary to be a highly successful security monitoring services business in the twenty-first century.  We are assembling the resources and creating the business model to build a sizeable growth business.  This combination offers the opportunity to resume creating shareholder value and, as a larger company, we expect the merger will provide greater liquidity for both companies’ shareholders.  I am excited about what the Protection One and IASG businesses and people will be able to do together with one of the best recognized and respected brands in the industry.”

The merger will require the approval of IASG’s shareholders and regulatory approval.  The companies will prepare a proxy statement/prospectus in connection with seeking shareholder approval.  Specific post-transaction operating plans will be developed in upcoming months in parallel with the preparation of the proxy statement/prospectus.  Pending regulatory approval, the approval of shareholders and the satisfaction of certain customary closing conditions, the transaction is expected to be completed in the second quarter of 2007.

The combined company will be headquartered in Lawrence, Kansas.

Professional Advisors

Protection One is being advised by Bear, Stearns & Co. Inc., Barnes Associates, Ernst & Young Transaction Advisory Services, Kirkland & Ellis LLP, and Simpson Thacher & Bartlett LLP. IASG is being advised by Houlihan Lokey Howard & Zukin and Mayer, Brown, Rowe, & Maw LLP.

Conference Call and Webcast

Protection One and IASG management will hold a conference call and webcast at 8:30 a.m. EST on December 21, 2006 to discuss the proposed merger.  Investors may participate in the conference call by dialing (877) 502-9272 or (913) 981-5581 (for international callers) and using the access code of 9063943. To participate in the webcast, go  to the investor relations section of the IASG Web site at www.iasg.us or the Protection One Web site at www.ProtectionOne.com.  A webcast replay will be available shortly after the call in the investor relations sections of both www.iasg.us and www.ProtectionOne.com. A telephonic replay of the call also will be available until January 4, 2007. To listen to the telephonic replay, dial (719) 457-0820 or (888) 203-1112 and use 9063943 as the access code.

About Protection One

Protection One reported revenues of $268.0 million and adjusted EBITDA of $84.1 million for the twelve months ended September 30, 2006.  The company ended the third quarter of fiscal 2006 with RMR of approximately $19.9 million.  At September 30, 2006, Protection One had cash and cash equivalents of $20.5 million and total debt and capital leases outstanding, excluding debt discounts, of $410.7 million. The company employed approximately 2,450 staff members at September 30, 2006.  For more information about Protection One, please visit http://www.ProtectionOne.com.  Protection One is majority owned by affiliates of Quadrangle Group LLC.

About IASG

IASG reported revenues of $95.9 million and EBITDA of $20.3 million (excluding interest income) for the twelve months ending September 30, 2006.  The company ended the third quarter of fiscal 2006 with RMR of approximately $6.9 million.  At September 30, 2006, IASG had cash of $16.2 million, performing collateralized notes receivable from dealers of approximately $14.2 million, a promissory note of $6.5 million related to a divestiture, and total debt and capital leases outstanding of $125.7 million.  The company had 730 employees at September 30, 2006.    For more information about IASG, please visit the IASG Web site at http://www.iasg.us.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking information regarding Protection One, Inc. and Integrated Alarm Services Group, Inc. and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import.  These statements also include, but are not limited to, the benefits of the business combination transaction involving Protection One and IASG, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the management of Protection One and IASG and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of IASG’s stockholders to approve the transaction; the risk that the businesses of Protection One and IASG will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management, employees or suppliers; costs and availability of alarm equipment; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty.

Additional risks and factors are identified in Protection One’s and IASG’s filings with the Securities and Exchange Commission (“SEC”), including Protection One’s Annual Report on Form 10-K and Form 10K/A for the year ended December 31, 2005 and IASG’s report on Form 10-K for the fiscal year ended December 31, 2005, which are available on Protection One’s Web site (http://www.ProtectionOne.com) and IASG’s Web site (http://www.iasg.us), respectively.  Protection One and IASG undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

Additional Information about the Merger

In connection with the proposed merger of Protection One and IASG, the parties intend to file relevant materials with the SEC, including a proxy statement/prospectus regarding the proposed transaction.  Such documents, however, are not currently available.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Protection One and IASG without charge, at the SEC’s Web site (http://www.sec.gov) once such documents are filed with the SEC.  Copies of the proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by (1) directing a written request to Protection One, Inc., Attention: Corporate Secretary, 1035 N 3rd Street, Suite 101, Lawrence, KS 66044, or by calling (785) 856-9368 or (2) directing a written request to Integrated Alarm Services Group, Inc., Attention: Brian Shea, 99 Pine street Albany NY, 12207, or by calling (518) 426-1515.

Protection One, IASG and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from IASG stockholders in respect of the proposed transaction.  Information regarding Protection One’s directors and executive officers is available in Protection One’s information statement for its 2006 annual meeting of stockholders, as filed with the SEC on April 28, 2006.  Information regarding IASG’s directors and executive officers is available in IASG’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on August 3, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

FOR FURTHER INFORMATION:

Protection One, Inc.

Media:

Robin J. Lampe

785-856-9350

Investors:

Darius G. Nevin

785-856-9368

Integrated Alarm Services Group, Inc.

Investor & Media:

Joseph L. Reinhart

518-426-1515